SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-CHOCK FULL O NUTS

          GABELLI INTERNATIONAL LTD
                                 4/26/99           11,000             9.7557
          GAMCO INVESTORS, INC.
                                 4/26/99           10,000             9.8750
                                 4/26/99          111,700             9.6730
          GABELLI ASSOCIATES LTD
                                 4/23/99            5,000             9.7100
                                 4/26/99            3,000             9.7042
          GABELLI ASSOCIATES FUND
                                 4/23/99           40,000             9.6728
                                 4/26/99           40,000             9.7042

          GABELLI ADVISERS, INC.
                                4/23/99            10,000             9.4250













          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.